                     MODIFICATION AND RATIFICATION OF LEASE

This Expansion, Modification and Ratification of Lease is made and entered into, effective the 1st day of May, 1996, between WOODLANDS OFFICE EQUITIES - '95 LIMITED (Lessor") and CHAMPION COMMUNICATIONS SERVICES, INC. ("Lessee") for and in consideration of One Dollar ($1.00), and other good and valuable consideration.

                                  WITNESSETH:

1. Lessor and Lessee hereby confirm and ratify (as modified below) all of the terms, conditions and covenants in that certain written Lease Agreement ("Lease") between the parties dated November 10, 1994, modified by Modification and Ratification of Lease dated April 4, 1995 and modified by Modification and Ratification of Lease dated July 24, 1995, under which Lessee has leased from Lessor approximately 5,441 square feet of net rentable area in that building located at 1610 Woodstead Court, Suite 330, The Woodlands, Montgomery County, Texas ("Building").

2. Lessor and Lessee agree that effective April 1, 1996 ("Expansion Area Effective Date"), the area of the Premises shall be increased by 109 square feet of net rentable area ("Expansion Area") which Expansion Area is outlined on attached Exhibit "A", changing the size of the Premises to 5,550 square feet of net rentable area.

3. Lessor and Lessee agree that, effective on the Expansion Area Effective Date, the Base Rent, as set out in Section 5 of the Lease Agreement, shall be as follows:

             Period                                Monthly Base Rent
             ------                                -------------------
April 1, 1996 through November 30, 1997            $5,044.00 per month
December 1, 1997 through December 31, 1999         $5,162.08 per month

4. Lessor agrees to provide Lessee with $600.00 toward the cost of improvements to the Expansion Space.
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Signed this the 1st day of May, 1996, at The Woodlands, Texas.

LESSEE:                               LESSOR

CHAMPION COMMUNICATIONS SERVICES,     WOODLANDS OFFICE EQUITIES-'95
INC.                                  LIMITED, By: The Woodlands Office
                                      Equities, Inc., Its General
                                      Partner

BY: /s/ DAVID A. TERMAN               BY: /s/ ERIC H. WOJNER
   -----------------------------         -------------------------------
NAME: David A. Terman                 NAME:  Eric H. Wojner
     ---------------------------           -----------------------------
TITLE: President                      TITLE: Vice President/
      --------------------------            ----------------------------
                                             Investment Properties
                                            ----------------------------
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                  [MAP OF THE WOODSTEAD BUILDING THIRD FLOOR]